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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      December 12, 2000
                                                 ----------------------------


                               INTERWOVEN, INC.
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            (Exact name of Registrant as specified in its charter)


           Delaware                  000-27389                  77-0523543
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 (State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)

1195 West Fremont Avenue,
Sunnyvale, California                                             94087
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code        (408) 774-2000
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ITEM 5:   OTHER EVENTS.

     At the Special Meeting of Stockholders held on December 12, 2000 (the "Meeting"), the stockholders of Interwoven, Inc. (the "Company") approved an amendment of the Company's Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares. As a result of such approval, the Company effected a previously approved two-for-one stock split in the form of a stock dividend payable to stockholders of record on December 13, 2000, which is expected to be distributed on December 29, 2000.

     At the Meeting, the Company's stockholders also approved an amendment to Interwoven's 1999 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 4,000,000 shares.


ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.
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     The following exhibit is filed herewith:

      99.01 Certificate of Amendment of the Registrant's Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 13, 2000 (incorporated by reference to Exhibit 3.03 to the Registrant's registration statement on Form S-3, File No. 333-50566, originally filed with the Securities and Exchange Commission on November 22, 2000).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2000

                              INTERWOVEN, INC.

                              By: /s/ David M. Allen
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                                  David M. Allen
                                  Senior Vice President, Chief Financial
                                  Officer and Secretary

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